Exhibit (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent in this Post-Effective Amendment No. 41 to Registration Statement No. 2-62329 on Form N-1A which amends the Statement of Additional Information dated January 25, 2007, included in Post-Effective Amendment No. 40 to Registration Statement No. 2-62329 on Form N-1A which incorporates by reference our reports dated November 22, 2006 and November 21, 2006, relating to the financial statements and financial highlights of BlackRock Bond Fund, Inc., including BlackRock Bond Fund and BlackRock High Income Fund, respectively, both appearing in the corresponding Annual Reports on Form N-CSR for the year ended September 30, 2006, and of our report dated November 22, 2006 relating to the financial statements and financial highlights of Master Bond LLC (formerly Master Bond Trust) including Master Bond Portfolio appearing in the corresponding Annual Report on Form N-CSR for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 19, 2007